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                                                                   EXHIBIT 99.1

                         CONSENT OF PROSPECTIVE DIRECTOR

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Nicola Pignati, hereby consent to be named as a prospective director of Bookham Technology plc in the Registration Statement on Form F-4 of Bookham Technology plc, dated October 22, 2003, and any amendments thereto.

/s/ Nicola Pignati
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Nicola Pignati

October 22, 2003

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                         CONSENT OF PROSPECTIVE DIRECTOR

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Peter Bordui, hereby consent to be named as a prospective director of Bookham Technology plc in the Registration Statement on Form F-4 of Bookham Technology plc, dated October 22, 2003, and any amendments thereto.

/s/ Peter Bordui
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Peter Bordui

October 22, 2003